 Alliance DataThird Quarter 2021 Results  Perry BebermanEVP & CFO  © 2021 ADS Alliance Data Systems, Inc.  October 28, 2021  Ralph AndrettaPresident & CEO  Exhibit 99.2

 This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives including the proposed spinoff of our LoyaltyOne segment, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.  2  Forward-Looking Statements  In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as pre-tax pre-provision earnings. Pre-tax pre-provision earnings is calculated by adding the provision for loan loss to income before taxes. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations.  Financial Measures

Third Quarter 2021 Key Takeaways

Business development and product update

- Strong pipeline and robust business development activities
- Balanced mix of portfolios and products
- Continued investment in Bread/Digital to scale for growth in 2022
- Announced new Sezzle strategic business relationship

Credit sales and performance remain strong

- Credit sales improvement impacted by non-renewal
- Credit performance reflective of disciplined risk management & environment
- Payment rates remain elevated, but expected to lessen over time

Streamlining businesses through spin

- Advances our strategic transformation to deliver long-term, sustainable growth
- Positions both companies to focus on their unique growth opportunities
- Spin will strengthen Alliance Data's balance sheet and improve key ratios
- Spin expected to be completed 11/5/21

© 2021 ADS Alliance Data Systems, Inc.
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 Third Quarter 2021 Financial Highlights  4    Revenue increased 5% year-over-year, while total expenses excluding provision for loan loss declined 3%Net Income of $224 million was up 68% year-over-yearCredit sales of $7.4 billion were up 20% year-over-yearAverage receivables were up 1% year-over-year Credit metrics remained strong with a net loss rate of 3.9% for the quarter  $1.1BN  Revenue  $224MM  Net Income  $4.47  Diluted EPS

       Brand Partner Highlights  5  New Bread Strategic Relationship  Select New Brand Partners    Brand Partner Renewals    Select New Bread Direct Acquisition Partners

 Direct Acquisition  Distribution Partners  Platform-as-a-Service  Select new brand partners include El Dorado and NikonNearly 30 new direct partners signed within 30 days  New relationship with Sezzle on Bread platform to offer installment lendingFiserv in-store capabilities and full roll-out in early 2022  RBC/Bread launched with Xbox All Access at Best Buy and The SourceRBC/Bread went live with several new SME partners  Bread Business Update  6  +

LoyaltyOne® Performance Highlights

AIR MILES

- AIR MILES® reward miles issued and redeemed increased versus 2Q21 as airline bookings improved and merchandise redemptions remained strong
- We remain optimistic on the long-term outlook as travel returns to steady-state levels
- Rebranded and relaunched AIR MILES to the marketplace with enhanced benefits, new logo and digital properties

Brand Loyalty

- BrandLoyalty had strong initial campaign launches in September with momentum continuing into the fourth quarter
- Consumers are actively engaged in loyalty campaigns with particular success in products focused on the home


1,344
1,486
1,316
1,053
1,240
1,355
1,112
1,139
1,155
80%
81%
76%
58%
55%
62%
67%
70%
78%
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
Miles issued (in millions)
Miles redeemed / issued ("burn rate")

© 2021 ADS Alliance Data Systems, Inc. 7

 Financial Results – Consolidated  8  ($ in millions, except per share)  3Q21  3Q20    % Change    Total revenue  $1,099  $1,050    5   %              Total operating expenses, excl. provision for loan loss  555  552     1    Interest expense, net  92  115    (20)    Total expenses excl. provision for loan loss  647  667    (3)  %              Pre-tax pre-provision earnings (PPNR)  $452  $384     18  %              Provision for loan loss  161  208    (22)    Total earnings before tax (EBT)  $291  $176    65  %              Income tax  67  43     57    Net income  $224  $133     68  %              Net income per diluted share  $4.47  $2.79    60  %  Weighted average shares outstanding – diluted   50.0  47.8                    See “Financial Measures” in earnings press release for a discussion of non-GAAP Financial MeasuresTotals may not sum due to rounding

 Financial Results – Segments  9  3Q21 total revenue*   3Q21 total earnings before tax*  * Percentages based on Card Services and LoyaltyOne segments combined as reported excluding Corporate/Other and intersegment eliminations. Totals may not sum due to rounding; nm = not meaningful   ($ in millions)  3Q21  3Q20    % Change     LoyaltyOne  $169  $185    (8)  %   Card Services  930  866    7     Corporate/Other  -  -    nm    Total revenue  $1,099  $1,050    5  %   LoyaltyOne  $45  $18    143  %   Card Services  314  212    48     Corporate  (64)  (55)    17     Eliminations  (4)  -    nm    Total earnings before tax (EBT)  $291  $176    65%

 Key Business Metrics  10  Card Services gross revenue yield and cost of funds  Average receivables and credit sales($ in billions)  *Revenue divided by average receivables and held-for-sale receivables

 Credit Quality and Allowance  11  Reserve rate ($ in Millions)  Net loss rate  Delinquency rate  5 year Max rate: 7.6%  5 year Min rate: 3.9%  5 year Avg rate: ~6.0%  Historic quarterly range for the last five years  * Net loss rate impacted by pandemic-related consumer relief program.  ** Calculated as a percentage of allowance for loan loss to end of period credit card and loan receivables  Revolving Credit Risk Distribution  ________________Receivables: $19.5B ALLL: $1.8BReserve rate: 9.3%  CECL Day 1: 1/1/20

2021 Financial Outlook

Full Year 2020 Actuals	Full Year 2021 Outlook	Commentary
Average receivables $16,367 million	Down mid-single-digits	• Flat year-over-year in 2H21 • Expect year-end receivables to be in line with year-end 2020 • Credit sales up double-digits in 2021
Total revenue $4,521 million	Down low-single-digits	• LoyaltyOne full year revenue growth in 2021 • 1Q21 Card Services revenue suppressed with receivable balances rebuilding from pandemic-related reductions • Card Services gross revenue yield remains steady
Total expenses* (Excludes provision for loan loss) $2,861 million	Flat to down	• Includes accelerated digital investment and an increase in marketing spend from depressed levels in 2020 • Impacted by Bread® & Fiserv investment transition expenses
Net loss rate 2020 = 6.6%	High 4% range	• Credit performance reflective of disciplined risk management and environment

** Total expenses represent total operating expenses excluding provision for loan loss plus total interest expense, net*

© 2021 ADS Alliance Data Systems, Inc. 12

   Our Business Transformation Continues  Expanding our Product Suite  Improving our Leverage and Capital Ratios  Simplifying our Business Model  Enhancing our Core Technology & Advancing Digital Capabilities  13  Changing the Way We Work            Leveraging our Bread Fintech Platform & Developing Strategic Relationships    Attracting Top Talent, Activating DE&I Strategy, Driving Inclusive Culture  Increased Prioritization of ESG Strategy, in Alignment with Business Transformation  

 Appendix

 Key Business Metrics  15    3Q21  3Q20  3Q21 vs    2Q21  3Q21 vs        3Q20      2Q21  LoyaltyOne (in millions)              AIR MILES reward miles issued  1,155   1,240   (7)%    1,139  1%  AIR MILES reward miles redeemed  896   687   30%    800  12%                Card Services ($ in millions)              Credit sales  $7,380  $6,152  20%    $7,401  -%  Average receivables  $15,471  $15,300  1%    $15,282  1%  End of period receivables  $15,690  $15,599  1%    $15,724  -%  Total gross revenue yield %  24.0%  22.5%  1.5%    22.5%  1.5%  Cost of funds  1.6%  2.4%  (0.8)%    1.9%  (0.3)%  Principal loss rate  3.9%  5.8%  (1.9)%    5.1%  (1.2)%  Reserve rate  10.5%  13.3%  (2.8)%    10.4%  0.1%  Delinquency rate  3.8%  4.7%  (0.9)%    3.3%  0.5%  Return on equity  37%  14%  23%    36%  1%

Key Business Metrics – Quarterly

	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21
LoyaltyOne *(in millions)*									
AIR MILES reward miles issued	1,344	1,486	1,316	1,053	1,240	1,355	1,112	1,139	1,155
AIR MILES reward miles redeemed	1,078	1,199	994	608	687	838	739	800	896
Card Services *($ in millions)*									
Credit sales	$7,824	$9,297	$6,099	$4,799	$6,152	$7,657	$6,043	$7,401	$7,380
Year-over-year change	*6%*	*4%*	*-3%*	*-36%*	*-21%*	*-18%*	*-1%*	*54%*	*20%*
Average receivables	$17,449	$18,096	$18,294	$16,116	$15,300	$15,759	$15,785	$15,282	$15,471
Year-over-year change	*-1%*	*8%*	*9%*	*-4%*	*-12%*	*-13%*	*-14%*	*-5%*	*1%*
End of period receivables	$17,928	$19,463	$17,732	$15,809	$15,599	$16,784	$15,537	$15,724	$15,690
Year-over-year change	*3%*	*9%*	*5%*	*-10%*	*-13%*	*-14%*	*-12%*	*-1%*	*1%*
Total gross revenue yield %	24.7%	23.3%	25.5%	20.4%	22.5%	22.3%	23.0%	22.5%	24.0%
Cost of funds	2.4%	2.4%	2.4%	2.5%	2.4%	2.1%	2.0%	1.9%	1.6%
Principal loss rate	5.6%	6.3%	7.0%	7.6%	5.8%	6.0%	5.0%	5.1%	3.9%
Reserve rate	5.9%	6.0%	12.1%	13.3%	13.3%	12.0%	11.9%	10.4%	10.5%
Delinquency rate	5.9%	5.8%	6.0%	4.3%	4.7%	4.4%	3.8%	3.3%	3.8%
Return on equity	28%	23%	18%	15%	14%	16%	27%	36%	37%

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Financial Results – Quarterly

($ in millions, except per share)	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21
Total revenue	**$1,438**	**$1,461**	**$1,382**	**$979**	**$1,050**	**$1,110**	**$1,085**	**$1,012**	**$1,099**
Total operating expenses, excl. provision for loan loss	836	771	562	555	552	699	548	553	555
Interest expense, net	140	142	139	128	115	113	109	102	92
Total expenses excl. provision for loan loss	976	913	701	683	667	812	657	655	647
Pre-tax pre-provision earnings (PPNR)	***$462***	***$548***	***$681***	***$297***	***$384***	***$299***	***$428***	***$358***	***$452***
Provision for loan loss	297	381	656	250	208	152	33	(14)	161
Total earnings before tax (EBT)	**$164**	**$167**	**$25**	**$47**	**$176**	**$146**	**$394**	**$372**	**$291**
Income tax	43	37	(5)	9	43	53	108	98	67
Income from continuing operations	**$122**	**$130**	**$30**	**$38**	**$133**	**$93**	**$286**	**$273**	**$224**
Income from continuing operations per diluted share	**$2.41**	**$2.74**	**$0.63**	**$0.81**	**$2.79**	**$1.93**	**$5.74**	**$5.47**	**$4.47**
Weighted average shares outstanding – diluted	**50.4**	**47.6**	**47.7**	**47.7**	**47.8**	**48.4**	**49.8**	**50.0**	**50.0**

(Including discontinued operations)									
Net income (loss)	**$(108)**	**$98**	**$30**	**$38**	**$133**	**$12**	**$286**	**$273**	**$224**
Net income (loss) per diluted share	**$(2.13)**	**$2.05**	**$0.63**	**$0.81**	**$2.79**	**$0.25**	**$5.74**	**$5.47**	**$4.47**

Totals may not sum due to rounding

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Financial Results – Segments by Quarter  18   ($ in millions)  3Q19  4Q19  1Q20  2Q20  3Q20  4Q20  1Q21  2Q21  3Q21   LoyaltyOne  $246  $332  $198  $151  $185  $231  $177  $151  $169   Card Services  $1,192  1,128  1,184  828  866  879  908  861  930   Corporate/Other  -  -  -  -  -  -  -  -  -  Total revenue  $1,438  $1,461  $1,382  $979  $1,050  $1,110  $1,085  $1,012  $1,099   LoyaltyOne  $(5)  $58  $47  $24  $18  $22  $32  $24  $45   Card Services  300  162  32  70  212  187  410  404  314   Corporate/Other  (131)  (52)  (53)  (47)  (55)  (63)  (47)  (57)  (64)   Eliminations   -  -  -  -  -  -  -  -  (4)  Total earnings before tax (EBT)  $164  $167  $25  $47  $176  $146  $394  $372  $291  Totals may not sum due to rounding

 Funding, Capital and Liquidity  19  Combined Banks Capital Ratios  3Q19  4Q19  1Q20  2Q20  3Q20  4Q20  1Q21  2Q21  3Q21  Common equity tier 1 capital ratio  15.5%  14.5%  15.9%  18.3%  18.8%  18.4%  21.0%  22.1%  22.6%  Tier 1 capital ratio  15.5%  14.5%  15.9%  18.3%  18.8%  18.4%  21.0%  22.1%  22.6%  Total risk based capital ratio  16.8%  15.8%  17.3%  19.7%  20.1%  19.7%  22.3%  23.4%  23.9%  Tier 1 leverage capital ratio  13.4%  12.5%  12.8%  14.2%  16.1%  17.1%  17.8%  19.2%  19.5%  Parent LevelLiquidity at 9/30 of $1.1 billion, consisting of cash on hand plus revolver capacity Approximately $332 million in cash and cash equivalents, ~$750 million in unused revolver9/30 TCE/TA ratio of ~4.0%. Expect ~300 basis point improvement in TCE/TA as a result of the spinBank LevelBanks finished the quarter with $2.8 billion in cash and $3.3 billion in equityTotal risk based capital ratio at 23.9% - over double the 10% threshold to be considered well-capitalized; CET1 at 22.6%Funding readily available with heavy demand for FDIC-insured deposit products – continued strategic focus on retail growth  Funding Mix

 Card Services Sales Data  20  In-store vs. digital sales  Digital includes all non-store new accounts and Bread  $ in billions  In-store vs. digital new accounts  in millions